Exhibit 31.1

CERTIFICATIONS

I,	Richard L. Feinstein, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Enzon Pharmaceuticals, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2024

/s/ Richard L. Feinstein
Richard L. Feinstein
Chief Executive Officer, Chief Financial Officer, and Secretary
(Principal Executive Officer and Principal Financial Officer)